News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2016

Boston, MA, August 17, 2016 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.55 for the third quarter of fiscal 2016, a decrease of 4 percent from $0.57 of earnings per diluted share in the third quarter of fiscal 2015 and an increase of 15 percent from $0.48 of earnings per diluted share in the second quarter of fiscal 2016.

The Company reported adjusted earnings per diluted share(1) of $0.56 for the third quarter of fiscal 2016, a decrease of 2 percent from $0.57 of adjusted earnings per diluted share in the third quarter of fiscal 2015 and an increase of 17 percent from $0.48 of adjusted earnings per diluted share in the second quarter of fiscal 2016. In the third quarter of fiscal 2016, adjusted earnings differed from GAAP earnings by $0.01 per diluted share to reflect $2.3 million of structuring fees paid in connection with the $215 million initial public offering of Eaton Vance High Income 2021 Target Term Trust in May.

Gains (losses) and other investment income related to seed capital investments contributed $0.01 and $0.02 per diluted share in the third quarter of fiscal 2016 and the second quarter of fiscal 2016, respectively, and were negligible in the third quarter of fiscal 2015.

Consolidated net inflows of $7.1 billion in the third quarter of fiscal 2016 represent a 9 percent annualized internal growth rate (consolidated net inflows divided by beginning of period consolidated assets under management). For comparison, the Company had consolidated net inflows of $3.9 billion in the third quarter of fiscal 2015 and $2.1 billion in the second quarter of fiscal 2016.

“Eaton Vance’s third quarter earnings improved sharply over the preceding quarter, reflecting favorable market movement, positive organic revenue growth and continuing tight expense control.” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our mix of strongly performing active strategies and value-added passive products and services positions us well for this challenging period for investment managers.”

Consolidated assets under management were $334.4 billion on July 31, 2016, up 7 percent from $312.6 billion of consolidated managed assets on July 31, 2015 and up 5 percent from $318.7 billion of consolidated managed assets on April 30, 2016. The year-over-year increase in consolidated assets under management reflects net inflows of $19.0 billion and market price

(1)Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. We provide disclosures of adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share to reflect the fact that our management and Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business. See reconciliation provided in Attachment 2 for more information on adjusting items.

appreciation of $2.8 billion. The sequential increase in consolidated assets under management reflects net inflows of $7.1 billion and market price appreciation of $8.7 billion.

Average consolidated assets under management were $324.9 billion in the third quarter of fiscal 2016, up 5 percent from $309.8 billion in the third quarter of fiscal 2015 and $309.5 billion in the second quarter of fiscal 2016.

Excluding performance-based fees, annualized effective investment advisory and administrative fee rates on consolidated assets under management averaged 35.7 basis points in the third quarter of fiscal 2016, down 8 percent from 39.0 basis points in the third quarter of fiscal 2015 and substantially unchanged from 35.8 basis points in the second quarter of fiscal 2016.  The decline in average advisory and administrative fee rates year-over-year primarily reflects shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective investment advisory and administrative fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $31.6 billion in the third quarter of fiscal 2016, down 4 percent from $32.8 billion in the third quarter of fiscal 2015 and up 14 percent from $27.8 billion in the second quarter of fiscal 2016. Consolidated redemptions and other outflows were $24.5 billion in the third quarter of fiscal 2016, down 15 percent from $28.9 billion in the third quarter of fiscal 2015 and down 5 percent from $25.7 billion in the second quarter of fiscal 2016.

As of July 31, 2016, the Company’s 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $14.4 billion of client assets, down 3 percent from $14.8 billion of managed assets on July 31, 2015 and up 1 percent from $14.2 billion of managed assets on April 30, 2016. Hexavest-managed funds and separate accounts had net outflows of $0.5 billion in the third quarter of fiscal 2016, $0.5 billion in the third quarter of fiscal 2015 and $0.3 billion in the second quarter of fiscal 2016. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
	Three Months Ended
	(in thousands, except per share figures)
	July 31,	April 30,	July 31,
	2016	2016	2015
Revenue	$341,168	$323,290	$355,511
Expenses	234,443	227,522	238,778
Operating income	106,725	95,768	116,733
Operating margin	31.3%	29.6%	32.8%
Non-operating income (expense)	(4,131)	7,479	(7,584)
Income taxes	(39,781)	(36,169)	(43,435)
Equity in net income of affiliates, net of tax	2,961	2,377	3,260
Net income	65,774	69,455	68,974
Net income attributable to non-controlling
and other beneficial interests	(2,875)	(14,488)	(265)
Net income attributable to
Eaton Vance Corp. shareholders	$62,899	$54,967	$68,709
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$64,290	$54,967	$68,715
Earnings per diluted share	$0.55	$0.48	$0.57
Adjusted earnings per diluted share(1)	$0.56	$0.48	$0.57

Third Quarter Fiscal 2016 vs. Third Quarter Fiscal 2015

In the third quarter of fiscal 2016, revenue decreased 4 percent to $341.2 million from $355.5 million in the third quarter of fiscal 2015. Investment advisory and administrative fees were down 4 percent, as lower average effective fee rates more than offset a 5 percent increase in average consolidated assets under management. Performance fees contributed $2.7 million in the third quarter of fiscal 2016 compared with $1.7 million in the third quarter of fiscal 2015.  Distribution and service fee revenues collectively were down 7 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 2 percent to $234.4 million in the third quarter of fiscal 2016 from $238.8 million in the third quarter of fiscal 2015. Decreases in compensation, service fees and fund-related expenses were partially offset by slightly higher other operating expenses. The decrease in compensation expense reflects lower stock-based compensation accruals and other compensation costs. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments. The decrease in fund-related expenses reflects lower sub-advisory fees paid and reduced fund subsidies, as well as lower fund expenses borne by the Company on funds for which it earns an all-in fee.  Other operating expenses increased 1 percent, reflecting higher information technology and facilities expenses offset by lower professional services and travel expenses.

Expenses in connection with the Company’s NextShares™ exchange-traded managed funds (“NextShares”) initiative totaled $2.4 million in the third quarter of fiscal 2016, an increase of 17 percent from $2.0 million in the third quarter of fiscal 2015. In May, Interactive Brokers Group, Inc., an automated global electronic broker and market maker, announced plans to offer NextShares to retail investors and financial professionals through its investing and trading platforms. In July, UBS Financial Services announced plans to offer NextShares through its financial advisor network to its wealth management clients. UBS Asset Management (Americas) also announced plans to develop and launch UBS sponsored-NextShares funds. Also in July, NEPC, LLC announced an agreement with Eaton Vance Management for NEPC to lead a selection process to identify investment managers to sub-advise a series of new Eaton Vance sponsored-NextShares funds to be offered to retail investors and financial professionals.

Operating income was down 9 percent to $106.7 million in the third quarter of fiscal 2016 from $116.7 million in the third quarter of fiscal 2015. Operating margin decreased to 31.3 percent in the third quarter of fiscal 2016 from 32.8 percent in the third quarter of fiscal 2015.  Adjusted to remove the $2.3 million of structuring fees paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust, operating income in the third quarter of fiscal 2016 was down 7 percent from the third quarter of fiscal 2015 and adjusted operating margins in the current quarter were 32.0 percent.

Non-operating expense totaled $4.1 million in the third quarter of fiscal 2016 compared to non-operating expense of $7.6 million in the third quarter of fiscal 2015. The year-over-year change primarily reflects an increase of $4.0 million in gains and other investment income related to the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 38.8 percent in the third quarter of fiscal 2016.

Equity in net income of affiliates decreased to $3.0 million in the third quarter of fiscal 2016 from $3.3 million in the third quarter of fiscal 2015. In the third quarter of fiscal 2016, substantially all of the $3.0 million of equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the third quarter of fiscal 2015 included $2.9 million from the Company’s investment in Hexavest and $0.4 million from a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $2.9 million in the third quarter of fiscal 2016 compared with $0.3 million in the third quarter of fiscal 2015.

Third Quarter Fiscal 2016 vs. Second Quarter Fiscal 2016

In the third quarter of fiscal 2016, revenue increased 6 percent to $341.2 million from $323.3 million in the second quarter of fiscal 2016. Investment advisory and administrative fees were up 6 percent, primarily reflecting a 5 percent increase in average consolidated assets and more fee days in the quarter. Performance fees contributed $2.7 million in the third quarter of fiscal 2016 and were negligible in the second quarter of fiscal 2016. Distribution and service fee revenues collectively increased 4 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 3 percent in the third quarter of fiscal 2016 from the second quarter of fiscal 2016. The increase in distribution expense primarily reflects the $2.3 million of structuring fees paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust.  The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in fund-related expenses primarily reflects increases in sub-advisory fees paid and higher expenses borne by the Company on funds for which it earns an all-in fee.  Other operating expenses increased 3 percent primarily due to higher information technology expenses.

NextShares-related expenses increased 27 percent to $2.4 million in the third quarter of fiscal 2016 from $1.9 million in the second quarter of fiscal 2016.

Operating income was up 11 percent to $106.7 million in the third quarter of fiscal 2016 from $95.8 million in the second quarter of fiscal 2016. Operating margin increased to 31.3 percent in the third quarter of fiscal 2016 from 29.6 percent in the second quarter of fiscal 2016. Adjusted to remove the structuring fees paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust, operating income in the third quarter of fiscal 2016 was up 14 percent from the second quarter of fiscal 2016 and adjusted operating margins in the current quarter were 32.0 percent.

Non-operating expense totaled $4.1 million in the third quarter of fiscal 2016 compared to $7.5 million of non-operating income in the second quarter of fiscal 2016, reflecting a $0.6 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products and an $11.0 million decrease in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates increased to $3.0 million in the third quarter of fiscal 2016 from $2.4 million in the second quarter of fiscal 2016. In the third quarter of fiscal 2016, substantially all of the $3.0 million in equity in net income of affiliates related to the Company’s investment in Hexavest.   In the second quarter of fiscal 2016, $2.2 million of equity in net income of affiliates was attributable to the Company’s investment in Hexavest and $0.2 million of net income was attributable to a private equity partnership in which the Company invests.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $2.9 million in the third quarter of fiscal 2016 compared to $14.5 million in the second quarter of fiscal 2016.

Balance Sheet Information

Cash and cash equivalents totaled $378.2 million on July 31, 2016, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $98.6 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first nine months of fiscal 2016, the Company used $205.0 million to repurchase and retire approximately 6.1 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.2 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and nine months ended July 31, 2016. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Third Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 60613114 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2016	Q3 2016
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2016	2016	2015	Q2 2016	Q3 2015	2016	2015	Change
Revenue:

Investment advisory and administrative fees	$292,814	$276,883	$303,625	6%	(4)%	$852,739	$906,062	(6)%
Distribution and underwriter fees	18,883	18,275	20,285	3	(7)	56,216	61,369	(8)
Service fees	27,150	25,794	29,265	5	(7)	80,203	87,573	(8)
Other revenue	2,321	2,338	2,336	(1)	(1)	6,856	7,101	(3)
Total revenue	341,168	323,290	355,511	6	(4)	996,014	1,062,105	(6)
Expenses:

Compensation and related costs	121,827	121,519	124,400	-	(2)	365,856	364,667	-
Distribution expense	31,616	28,239	31,300	12	1	88,338	167,649	(47)
Service fee expense	24,831	23,610	26,978	5	(8)	73,036	81,116	(10)
Amortization of deferred sales commissions	3,861	3,957	3,767	(2)	2	11,862	11,187	6
Fund-related expenses	8,939	8,031	9,446	11	(5)	26,133	27,084	(4)
Other expenses	43,369	42,166	42,887	3	1	127,671	120,888	6
Total expenses	234,443	227,522	238,778	3	(2)	692,896	772,591	(10)
Operating income	106,725	95,768	116,733	11	(9)	303,118	289,514	5
Non-operating income (expense):
Gains (losses) and other investment
income, net	3,137	3,789	(850)	(17)	NM	9,766	2,299	325
Interest expense	(7,342)	(7,340)	(7,344)	-	-	(22,024)	(22,017)	-
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains and other investment
income, net	4,467	13,908	1,771	(68)	152	21,654	5,284	310
Interest expense	(4,393)	(2,878)	(1,161)	53	278	(9,107)	(2,966)	207
Total non-operating income (expense)	(4,131)	7,479	(7,584)	NM	(46)	289	(17,400)	NM

Income before income taxes and equity
in net income of affiliates	102,594	103,247	109,149	(1)	(6)	303,407	272,114	11
Income taxes	(39,781)	(36,169)	(43,435)	10	(8)	(112,793)	(104,101)	8
Equity in net income of affiliates, net of tax	2,961	2,377	3,260	25	(9)	7,847	9,363	(16)
Net income	65,774	69,455	68,974	(5)	(5)	198,461	177,376	12
Net income attributable to non-controlling
and other beneficial interests	(2,875)	(14,488)	(265)	(80)	985	(22,209)	(9,280)	139
Net income attributable to
Eaton Vance Corp. Shareholders	$62,899	$54,967	$68,709	14	(8)	$176,252	$168,096	5

Earnings per share:
Basic	$0.57	$0.50	$0.60	14	(5)	$1.60	$1.45	10
Diluted	$0.55	$0.48	$0.57	15	(4)	$1.55	$1.39	12

Weighted average shares outstanding:
Basic	109,533	110,459	113,406	(1)	(3)	110,275	113,890	(3)
Diluted	113,810	113,667	118,281	-	(4)	114,044	119,013	(4)

Dividends declared per share	$0.265	$0.265	$0.250	-	6	$0.795	$0.750	6

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2016 vs.	Q3 2016 vs.	July 31,	July 31,	%
(in thousands, except per share figures)	2016	2016	2015	Q2 2016	Q3 2015	2016	2015	Change
Net income attributable to Eaton
Vance Corp. shareholders	$62,899	$54,967	$68,709	14%	(8)%	$176,252	$168,096	5%

Non-controlling interest value adjustments	(10)	-	6	NM	NM	123	203	(39)

Closed-end fund structuring fees,
net of tax(1)	1,401	-	-	NM	NM	1,401	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax(2)	-	-	-	-	-	-	44,895	NM
Adjusted net income attributable
to Eaton Vance Corp.
shareholders	$64,290	$54,967	$68,715	17	(6)	$177,776	$213,194	(17)

Earnings per diluted share	$0.55	$0.48	$0.57	15	(4)	$1.55	$1.39	12

Non-controlling interest value adjustments	-	-	-	-	-	-	-	-

Closed-end fund structuring fees, net of tax	0.01	-	-	NM	NM	0.01	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	-	-	-	-	0.37	NM

Adjusted earnings per diluted share	$0.56	$0.48	$0.57	17	(2)	$1.56	$1.76	(11)

Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2016 vs.	Q3 2016 vs.	July 31,	July 31,	%
(in thousands)	2016	2016	2015	Q2 2016	Q3 2015	2016	2015	Change
Operating income	$106,725	$95,768	$116,733	11%	(9)%	$303,118	$289,514	5%

Closed-end fund structuring fees(1)	2,291	-	-	NM	NM	2,291	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements(2)	-	-	-	-	-	-	73,000	NM

Adjusted operating income	$109,016	$95,768	$116,733	14	(7)	$305,409	$362,514	(16)

Operating margin	31.3%	29.6%	32.8%	6	(5)	30.4%	27.3%	11

Closed-end fund structuring fees	0.7	-	-	NM	NM	0.3	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements	-	-	-	-	-	-	6.8	NM

Adjusted operating margin	32.0%	29.6%	32.8%	8	(2)	30.7%	34.1%	(10)

(1) Reflects structuring fees of $2.3 million paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust, net of the
associated impact to taxes of $0.9 million calculated using the Company's effective tax rate.
(2) Reflects a $73.0 million payment to end certain fund services and additional compensation arrangements for certain Eaton Vance closed-end funds, net of the associated impact to taxes of $28.1 million calculated using the Company's effective tax rate.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2016 vs.	Q3 2016 vs.	July 31,	July 31,	%
(in thousands)	2016	2016	2015	Q2 2016	Q3 2015	2016	2015	Change

Consolidated sponsored funds	$343	$493	$(1,027)	(30)%	NM %	$327	$(1,226)	NM %

Majority-owned subsidiaries	3,233	3,206	4,066	1	(20)	9,749	11,742	(17)

Non-controlling interest value adjustments	(9)	-	6	NM	NM	124	203	(39)

Consolidated CLO entities	(692)	10,789	(2,780)	NM	(75)	12,009	(1,439)	NM

Net income attributable to non-controlling
and other beneficial interests	$2,875	$14,488	$265	(80)	985	$22,209	$9,280	139

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,
	2016	2015
Assets

Cash and cash equivalents	$378,156	$465,558
Investment advisory fees and other receivables	182,050	187,753
Investments	563,609	507,020
Assets of consolidated CLO entity:
Cash and cash equivalents	18,278	162,704
Bank loans and other investments	379,988	304,250
Other assets	21,976	128
Deferred sales commissions	26,114	25,161
Deferred income taxes	26,046	42,164
Equipment and leasehold improvements, net	45,194	44,943
Intangible assets, net	48,944	55,433
Goodwill	248,091	237,961
Loan to affiliate	5,000	-
Other assets	55,910	83,396
Total assets	$1,999,356	$2,116,471

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$127,888	$178,875
Accounts payable and accrued expenses	67,364	65,249
Dividend payable	33,934	32,923
Debt	573,928	573,811
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	387,783	397,039
Other liabilities	21,852	70,814
Other liabilities	72,300	86,891
Total liabilities	1,285,049	1,405,602
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	90,576	88,913
Total temporary equity	90,576	88,913

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 112,709,623 and 115,470,485 shares, respectively	440	451
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(9,673)	(11,143)
Accumulated other comprehensive loss	(49,767)	(48,586)
Appropriated retained earnings (deficit)	6,671	(5,338)
Retained earnings	674,236	684,845
Total Eaton Vance Corp. shareholders' equity	621,909	620,231
Non-redeemable non-controlling interests	1,822	1,725
Total permanent equity	623,731	621,956
Total liabilities, temporary equity and permanent equity	$1,999,356	$2,116,471

				Attachment 5
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2016	2016	2015	2016	2015
Equity assets – beginning of period(2)	$88,553	$83,351	$97,167	$90,013	$96,379
Sales and other inflows	3,764	3,906	5,191	11,502	13,670
Redemptions/outflows	(3,441)	(4,170)	(8,371)	(12,004)	(17,876)
Net flows	323	(264)	(3,180)	(502)	(4,206)
Exchanges	(26)	(5)	(19)	(18)	40
Market value change	2,987	5,471	(602)	2,344	1,153
Equity assets – end of period	$91,837	$88,553	$93,366	$91,837	$93,366
Fixed income assets – beginning of period(3)	56,259	52,756	49,690	52,373	46,062
Sales and other inflows	5,109	5,675	5,370	15,716	13,997
Redemptions/outflows	(2,707)	(3,090)	(3,212)	(9,973)	(8,158)
Net flows	2,402	2,585	2,158	5,743	5,839
Exchanges	(3)	17	(27)	44	52
Market value change	616	901	(555)	1,114	(687)
Fixed income assets – end of period	$59,274	$56,259	$51,266	$59,274	$51,266
Floating-rate income assets – beginning of period	32,773	32,676	38,269	35,619	42,009
Sales and other inflows	2,009	1,490	2,032	5,403	6,720
Redemptions/outflows	(2,507)	(2,719)	(2,554)	(8,655)	(10,941)
Net flows	(498)	(1,229)	(522)	(3,252)	(4,221)
Exchanges	6	(14)	2	(44)	(124)
Market value change	202	1,340	(529)	160	(444)
Floating-rate income assets – end of period	$32,483	$32,773	$37,220	$32,483	$37,220
Alternative assets – beginning of period	9,719	9,730	10,582	10,173	11,241
Sales and other inflows	1,182	614	721	3,016	2,351
Redemptions/outflows	(1,009)	(743)	(869)	(2,961)	(3,076)
Net flows	173	(129)	(148)	55	(725)
Exchanges	(1)	(1)	45	-	27
Market value change	70	119	(146)	(267)	(210)
Alternative assets – end of period	$9,961	$9,719	$10,333	$9,961	$10,333
Portfolio implementation assets – beginning of period	66,132	58,920	52,879	59,487	48,008
Sales and other inflows	5,857	5,176	8,395	16,801	14,493
Redemptions/outflows	(2,946)	(2,379)	(1,988)	(7,253)	(5,352)
Net flows	2,911	2,797	6,407	9,548	9,141
Exchanges	-	(3)	-	(13)	-
Market value change	3,385	4,418	(52)	3,406	2,085
Portfolio implementation assets – end of period	$72,428	$66,132	$59,234	$72,428	$59,234
Exposure management assets – beginning of period	65,235	65,146	62,459	63,689	54,036
Sales and other inflows	13,663	10,938	11,113	37,530	42,668
Redemptions/outflows	(11,912)	(12,626)	(11,909)	(34,661)	(36,391)
Net flows	1,751	(1,688)	(796)	2,869	6,277
Market value change	1,421	1,777	(526)	1,849	824
Exposure management assets – end of period	$68,407	$65,235	$61,137	$68,407	$61,137
Total assets under management – beginning of period	318,671	302,579	311,046	311,354	297,735
Sales and other inflows	31,584	27,799	32,822	89,968	93,899
Redemptions/outflows	(24,522)	(25,727)	(28,903)	(75,507)	(81,794)
Net flows	7,062	2,072	3,919	14,461	12,105
Exchanges	(24)	(6)	1	(31)	(5)
Market value change	8,681	14,026	(2,410)	8,606	2,721
Total assets under management – end of period	$334,390	$318,671	$312,556	$334,390	$312,556

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2016	2016	2015	2016	2015
Fund assets – beginning of period(2)	$122,902	$117,788	$132,161	$125,934	$134,564
Sales and other inflows	7,571	6,977	7,016	22,807	23,385
Redemptions/outflows	(6,385)	(6,842)	(7,570)	(22,941)	(26,698)
Net flows	1,186	135	(554)	(134)	(3,313)
Exchanges	(24)	(6)	1	(84)	185
Market value change	2,295	4,985	(1,397)	643	(1,225)
Fund assets – end of period	$126,359	$122,902	$130,211	$126,359	$130,211
Institutional separate account assets –
beginning of period	126,620	120,197	115,942	119,987	106,443
Sales and other inflows	19,501	15,109	21,764	51,341	57,678
Redemptions/outflows	(15,225)	(14,735)	(18,424)	(42,072)	(47,323)
Net flows	4,276	374	3,340	9,269	10,355
Exchanges	-	436	(34)	420	(207)
Market value change	3,684	5,613	(1,162)	4,904	1,495
Institutional separate account assets –
end of period	$134,580	$126,620	$118,086	$134,580	$118,086
High-net-worth separate account assets –
beginning of period	24,565	23,999	24,226	24,516	22,235
Sales and other inflows	903	1,417	1,177	4,583	3,803
Redemptions/outflows	(803)	(2,055)	(877)	(3,997)	(2,291)
Net flows	100	(638)	300	586	1,512
Exchanges	1	(409)	-	(337)	(94)
Market value change	1,157	1,613	(34)	1,058	839
High-net-worth separate account assets –
end of period	$25,823	$24,565	$24,492	$25,823	$24,492
Retail managed account assets – beginning of period	44,584	40,595	38,717	40,917	34,493
Sales and other inflows	3,609	4,296	2,865	11,237	9,033
Redemptions/outflows	(2,109)	(2,095)	(2,032)	(6,497)	(5,482)
Net flows	1,500	2,201	833	4,740	3,551
Exchanges	(1)	(27)	34	(30)	111
Market value change	1,545	1,815	183	2,001	1,612
Retail managed account assets – end of period	$47,628	$44,584	$39,767	$47,628	$39,767
Total assets under management – beginning of period	318,671	302,579	311,046	311,354	297,735
Sales and other inflows	31,584	27,799	32,822	89,968	93,899
Redemptions/outflows	(24,522)	(25,727)	(28,903)	(75,507)	(81,794)
Net flows	7,062	2,072	3,919	14,461	12,105
Exchanges	(24)	(6)	1	(31)	(5)
Market value change	8,681	14,026	(2,410)	8,606	2,721
Total assets under management – end of period	$334,390	$318,671	$312,556	$334,390	$312,556

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2016	2016	Change	2015	Change
Equity(2)	$91,837	$88,553	4%	$93,366	-2%
Fixed income(3)	59,274	56,259	5%	51,266	16%
Floating-rate income	32,483	32,773	-1%	37,220	-13%
Alternative	9,961	9,719	2%	10,333	-4%
Portfolio implementation	72,428	66,132	10%	59,234	22%
Exposure management	68,407	65,235	5%	61,137	12%
Total	$334,390	$318,671	5%	$312,556	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2016	2016	Change	2015	Change
Open-end funds(2)	$74,699	$72,486	3%	$78,932	-5%
Private funds(3)	27,661	26,908	3%	26,202	6%
Closed-end funds(4)	23,999	23,508	2%	25,077	-4%
Institutional separate account assets	134,580	126,620	6%	118,086	14%
High-net-worth separate account assets	25,823	24,565	5%	24,492	5%
Retail managed separate account assets	47,628	44,584	7%	39,767	20%
Total	$334,390	$318,671	5%	$312,556	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in NextShares funds.
(3) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(4) Includes unit investment trusts.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2016	2016	Change	2015	Change
Eaton Vance Management(2)	$143,688	$139,534	3%	$142,987	0%
Parametric	171,571	160,935	7%	150,983	14%
Atlanta Capital	19,131	18,202	5%	18,586	3%
Total	$334,390	$318,671	5%	$312,556	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes managed assets of wholly owned subsidiaries and Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 10
Eaton Vance Corp.
Average Annualized Effective Investment Advisory and Administrative Fee Rates by Investment Mandate (1)
(in basis points on average managed assets)

	Three Months Ended	Three Months Ended		Three Months Ended
	July 31,	April 30,	%	July 31,	%
	2016	2016	Change	2015	Change
Equity	62.9	62.5	1%	64.4	-2%
Fixed income	39.8	39.6	1%	42.7	-7%
Floating-rate income	51.7	51.4	1%	53.8	-4%
Alternative	63.8	62.4	2%	63.1	1%
Portfolio implementation	14.8	14.9	-1%	14.8	0%
Exposure management	5.2	5.4	-4%	5.4	-4%
Total	35.7	35.8	0%	39.0	-8%

(1) Excludes performance fees received, which were $2.7 million for the three months ended July 31, 2016, negligible for the three months ended
April 30, 2016, and $1.7 million for the three months ended July 31, 2015.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2016	2016	2015	2016	2015
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$226	$205	$247	$229	$227
Sales and other inflows	1	5	2	13	21
Redemptions/outflows	(7)	(4)	(6)	(32)	(15)
Net flows	(6)	1	(4)	(19)	6
Market value change	11	20	(4)	21	6
Eaton Vance sponsored funds – end of period	$231	$226	$239	$231	$239
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,557	$2,344	$2,401	$2,440	$2,367
Sales and other inflows	28	22	11	54	395
Redemptions/outflows	(59)	(25)	(39)	(94)	(475)
Net flows	(31)	(3)	(28)	(40)	(80)
Market value change	132	216	(11)	258	75
Eaton Vance distributed separate accounts –
end of period	$2,658	$2,557	$2,362	$2,658	$2,362
Total Eaton Vance distributed – beginning of period	$2,783	$2,549	$2,648	$2,669	$2,594
Sales and other inflows	29	27	13	67	416
Redemptions/outflows	(66)	(29)	(45)	(126)	(490)
Net flows	(37)	(2)	(32)	(59)	(74)
Market value change	143	236	(15)	279	81
Total Eaton Vance distributed – end of period	$2,889	$2,783	$2,601	$2,889	$2,601
Hexavest directly distributed – beginning of period(3)	$11,435	$10,533	$12,999	$11,279	$14,101
Sales and other inflows	308	173	286	610	711
Redemptions/outflows	(734)	(442)	(780)	(1,505)	(2,804)
Net flows	(426)	(269)	(494)	(895)	(2,093)
Market value change	513	1,171	(297)	1,138	200
Hexavest directly distributed – end of period	$11,522	$11,435	$12,208	$11,522	$12,208
Total Hexavest managed assets – beginning of period	$14,218	$13,082	$15,647	$13,948	$16,695
Sales and other inflows	337	200	299	677	1,127
Redemptions/outflows	(800)	(471)	(825)	(1,631)	(3,294)
Net flows	(463)	(271)	(526)	(954)	(2,167)
Market value change	656	1,407	(312)	1,417	281
Total Hexavest managed assets – end of period	$14,411	$14,218	$14,809	$14,411	$14,809

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management revenue (and in some cases also distribution revenue) on these assets, which are included in the Eaton Vance consolidated results in Attachments 5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5 through 9.